Exhibit 99.1

Novo Integrated Sciences’ Chief Medical Officer, Dr. Joseph M. Chalil, Selected as Top Physician of the Year by IAOTP

BELLEVUE, Wash., April 26, 2022 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation, today announced that Joseph M. Chalil, MD, MBA, FACHE, Chief Medical Officer of Novo, Global Healthcare Executive and Best-Selling Author was recently selected as Top Physician of the Year for 2022 by the International Association of Top Professionals (IAOTP) for his outstanding leadership, dedication, and innovative medical contributions.

While inclusion with the International Association of Top Professionals is an honor in itself, only a few members in each discipline are chosen for this distinction. These special honorees are distinguished based on their professional accomplishments, academic achievements, leadership abilities, other affiliations, and contributions to their communities. All honorees are invited to attend the IAOTP’s annual awards gala at the end of this year for a night to honor their achievements.

Stephanie Cirami, IAOTP President stated, “We are honored to have Dr. Chalil as part of our IAOTP family. He is brilliant at what he does, has a unique understanding of health policies, and a diverse medical background. We know he will be an amazing asset to our network of professionals.”

Dr. Chalil has over 20 years of professional experience in health policy, medical affairs, and clinical development with an emphasis on both healthcare delivery and biotechnology. Previously, Dr. Chalil has held roles of increasing responsibility at DBV Technologies, Boehringer Ingelheim, Abbott Laboratories, and Hoffmann-La Roche. Dr. Chalil was the honored recipient of the AAPI Presidential Award (2015) and the Boehringer President’s Club Award for 2011, 2014, and 2015. Dr. Chalil was also recognized and honored with the 2013 Outstanding 50 Asian Americans in Business Award.

Dr. Chalil is an author of several scientific and research papers in international publications. He is also the Chairman of the Complex Health Systems Advisory Board, H. Wayne Huizenga College of Business and Entrepreneurship at Nova Southeastern University in Florida, and a member of Dr. Kiran C. Patel College of Allopathic Medicine Executive Leadership Council. A veteran of the U.S. Navy Medical Corps, he is board certified in healthcare management. He has been awarded a Fellowship by the American College of Healthcare Executives, an international professional society of more than 40,000 healthcare executives who lead hospitals, healthcare systems, and other healthcare organizations. Additionally, Dr. Chalil is the former Chairman of the Indo-American Press Club. He is an expert in U.S. healthcare policy and a strong advocate for patient-centered care. A strong proponent of providing healthcare access to everyone, Dr. Chalil’s new book, Beyond the COVID-19 Pandemic: Envisioning a Better World by Transforming the Future of Healthcare, is on Amazon’s Best Sellers List.

For more information on Dr. Chalil, please visit: https://www.linkedin.com/in/drchalil/

About IAOTP

The International Association of Top Professionals (IAOTP) is an international boutique networking organization that handpicks the world’s finest, most prestigious top professionals from different industries. These top professionals are given an opportunity to collaborate, share their ideas, be keynote speakers, and to help influence others in their fields. This organization is not a membership that anyone can join. You must be asked by the President or be nominated by a distinguished honorary member after a brief interview.

IAOTP’s experts have given thousands of top prestigious professionals around the world, the recognition and credibility that they deserve and have helped in building their branding empires. IAOTP prides itself to be a one-of-a-kind boutique networking organization that hand picks only the best of the best and creates a networking platform that connects and brings these top professionals together.

For more information on IAOTP, please visit www.iaotp.com. For more information on the IAOTP Awards Gala, please visit www.iaotp.com/award-gala

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, diagnostic and therapeutic solutions, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.
●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.
●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO-President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195